UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2015

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2015, First Financial Northwest, Inc. (the “Company”) and its financial institution subsidiary, First Financial Northwest Bank (the “Bank”), announced that Gregg H. DeRitis had been appointed to serve as Senior Vice President and Chief Credit Officer of the Bank effective January 6, 2016.  Mr. DeRitis was appointed as Senior Vice President and Chief Credit Officer in connection with the retirement of Herman L. Robinson as Senior Vice President and Chief Credit Officer effective January 5, 2016, which was previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2016.

Mr. DeRitis joined the Bank in April 2015 as the First Vice President of Credit Administration. Prior to his employment with the Bank, Mr. DeRitis was Senior Vice President and Chief Credit Officer of Eastside Commercial Bank, Bellevue, Washington from March 2013 until March 2015, when Eastside Commercial Bank was acquired by First Sound Bank, Seattle, Washington.  From October 2012 until February 2013, Mr. DeRitis was employed as a Risk/Lending Consultant by Impact Capital, a non-profit Washington state community based lender.  Prior to that he was employed by KeyBank from January 1988 until July 2012 in a variety of credit related positions and served as Senior Vice President/Senior Credit Officer prior to his departure.

A copy of the press release announcing Mr. DeRetis’ appointment as Senior Vice President and Chief Credit Officer of the Bank is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press Release of First Financial Northwest, Inc. dated December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: December 28, 2015	By: /s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Executive Officer